UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2011 (December 22, 2011)

AdvanSource Biomaterials Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28034	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Andover Street, Wilmington, Massachusetts, 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 657-0075
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 22, 2011, with the unanimous consent of the Board of Directors, the Company sold its land, building and building improvements, located in Wilmington, Massachusetts (the “Property”), to a private investor (the “Buyer”) for a purchase price of $2,000,000 pursuant to a Real Estate Purchase and Sale Contract as set forth in Exhibit 10.35 to this Form 8-K.  In connection with the sale of the Property, the Company also entered into a 15-year lease agreement with 229 Andover Street, LLC (the “Lessor”) with rent payments as set forth in Exhibit B to the Lease Agreement, included as Exhibit 10.36 to this Form 8-K.  The Lease Agreement was also secured with certain of the Company’s fixed assets.

In connection with the closing of this transaction, the Company received net proceeds of approximately $1,004,000 after repayment of principal and prepayment penalties of $899,000, as further discussed in Item 1.02 below, and transaction costs of approximately $97,000.  Of the $1,004,000 of net proceeds received, the Company placed $280,000 in escrow in satisfaction of the first year’s rent.

Copies of the Real Estate Purchase and Sale Contract and the Lease are filed as Exhibits 10.35 and 10.36, respectively, to this Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement

On July 7, 2011, the Company entered into a Commercial Real Estate Promissory Note in the principal amount of $800,000 (the “Note”) with Axiom Partners, LP as the lender (the “Lender”).  The Note had a two-year term, bearing interest at the rate of 15% per annum.  The Note provided for the monthly interest payments on the last calendar day of each month commencing on August 31, 2011.  A balloon payment of the principal balance of $800,000, plus any accrued and unpaid interest, was due upon the maturity of the Note on July 8, 2013.  The Note was secured by the Company’s land and building pursuant to the terms and conditions of the Note and a mortgage in favor of the Lender (the “Mortgage”).

On December 22, 2011, in connection with the transaction described in Item 1.01 above, the Company repaid the principal balance of $800,000, plus prepayment penalties in the approximate amount of $99,000, in full satisfaction of the Mortgage and any and all of its obligations to the Lender.

Item 2.01.	Completion of Acquisition or Disposition of Assets

See the disclosures in Item 1.01 above, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.35	Real Estate Purchase and Sale Contract by and between AdvanSource Biomaterials Corporation and Chris Berardi dated as of December 22, 2011.
10.36	Lease Agreement by and between AdvanSource Biomaterials Corporation and 229 Andover Street, LLC dated as of December 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION

By:  /s/ Michael F. Adams____
Michael F. Adams
President & CEO

Dated:  December 29, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.35	Real Estate Purchase and Sale Contract by and between AdvanSource Biomaterials Corporation and Chris Berardi dated as of December 22, 2011.
10.36	Lease Agreement by and between AdvanSource Biomaterials Corporation and 229 Andover Street, LLC dated as of December 22, 2011.